Exhibit 99.2

PART I. FINANCIAL STATEMENTS

VIRTUOSO ACQUISITION CORP.

CONDENSED BALANCE SHEETS

	September 30, 2021 (Unaudited)	December 31, 2020
Assets
Current assets:
Cash	$679,871	$4,950
Prepaid expenses	303,619	-
Deferred offering costs	-	174,584
Total current assets	$983,490	$179,534
Prepaid expenses – Non-current	85,890	-
Marketable securities held in trust account	230,034,922	-
Total assets	$231,104,302	$179,534

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable and accrued expenses	$121,740	$62,500
Franchise tax payable	150,000	-
Due to related party	83,226	-
Sponsor loans	-	92,766
Total current liabilities	354,966	155,266
Warrant liabilities	20,947,000	-
Deferred underwriting fee payable	8,050,000	-
Total liabilities	29,351,966	155,266

Commitments and Contingencies
Class A Common stock subject to possible redemption, 23,000,000 and 0 shares at redemption value at September 30, 2021 and December 31, 2020, respectively	230,000,000	-

Stockholders’ equity (deficit):
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	-	-
Class A common stock, $0.0001 par value; 100,000,000 shares authorized; no shares (excluding 23,000,000 and 0 shares subject to possible redemption) issued and outstanding at September 30, 2021 and December 31, 2020, respectively	-	-
Class B common stock, $0.0001 par value; 10,000,000 shares authorized; 5,750,000 shares issued and outstanding at September 30, 2021 and December 31, 2020	575	575
Additional paid-in capital	-	24,425
Accumulated deficit	(28,248,239)	(732)
Total stockholders’ equity (deficit)	(28,247,664)	24,268
Total liabilities and stockholders’ equity (deficit)	$231,104,302	$179,534

The accompanying notes are an integral part of the unaudited condensed financial statements.

VIRTUOSO ACQUISITION CORP.

 CONDENSED STATEMENTS OF OPERATIONS

(UNAUDITED)

	THREE MONTHS ENDED SEPTEMBER 30, 2021	NINE MONTHS ENDED SEPTEMBER 30, 2021	FOR THE PERIOD FROM AUGUST 25, 2020 (INCEPTION) TO SEPTEMBER 30, 2020
Formation and operating costs	$255,906	$850,359	$683
Loss from operations	(255,906)	(850,359)	(683)

Other income/(expense):
Interest earned on marketable securities held in trust account	2,959	34,922	-
Offering expenses related to warrant issuance	-	(529,112)	-
Change in fair value of warrant liabilities	10,466,000	(6,154,000)	-
Total other income (expense)	10,468,959	(6,648,190)	-

Net income (loss)	$10,213,053	$(7,498,549)	$(683)

Basic and diluted weighted average shares outstanding, Class A common stock subject to possible redemption	23,000,000	20,893,773	-
Basic and diluted net income per share, Class A common stock	$0.36	$(0.28)	$-
Basic and diluted weighted average shares outstanding, Class B common stock	5,750,000	5,750,000	3,450,000
Basic and diluted net income (loss) per share, Class B common stock	$0.36	$(0.28)	$(0.00)

The accompanying notes are an integral part of the unaudited condensed financial statements.

VIRTUOSO ACQUISITION CORP.

 CONDENSED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

 FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2021

AND FOR THE PERIOD FROM AUGUST 25, 2020 (INCEPTION) TO SEPTEMBER 30, 2020

 (UNAUDITED)

	Common Stock				Additional		Total Stockholders’
	Class A		Class B		Paid-In	Accumulated	Equity
	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)
Balance as of December 31, 2020	-	$-	5,750,000	$575	$24,425	$(732)	$24,268
Excess of cash received over initial fair value of private warrants	-	-	-	-	1,122,000	-	1,122,000
Accretion of Class A common stock subject to possible redemption	-	-	-	-	(1,146,425)	(20,748,958)	(21,895,383)
Net income	-	-	-	-	-	3,176,347	3,176,347
Balance as of March 31, 2021 (As Restated-See Note 2)	-	$-	5,750,000	$575	$-	$(17,573,343)	$(17,572,768)
Net loss	-	-	-	-	-	(20,887,949)	(20,887,949)
Balance as of June 30, 2021 (As Restated-See Note 2)	-	$-	5,750,000	$575	$-	$(38,461,292)	$(38,460,717)
Net income	-	-	-	-	-	10,213,053	10,213,053
Balance as of September 30, 2021	-	$-	5,750,000	$575	$-	$(28,248,239)	$(28,247,664)

VIRTUOSO ACQUISITION CORP.

 CONDENSED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

 FOR THE PERIOD FROM AUGUST 25, 2020 (INCEPTION) TO SEPTEMBER 30, 2020

 (UNAUDITED)

	Common Stock				Additional		Total
	Class A		Class B		Paid-In	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity
Balance as of August 25, 2020 (Inception)	-	$-	-	$-	$-	$-	$-
Class B common stock issued to Sponsor	-	-	3,450,000	345	24,655	-	25,000
Net Loss						(683)	(683)
Balance as of September 30, 2020	-	$-	3,450,000	$345	$24,655	$(683)	$24,317

The accompanying notes are an integral part of the unaudited condensed financial statements.

VIRTUOSO ACQUISITION CORP.

 CONDENSED STATEMENT OF CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021

AND FOR THE PERIOD FROM AUGUST 25, 2020 (INCEPTION) TO SEPTEMBER 30, 2020

(UNAUDITED)

	NINE MONTHS ENDED SEPTEMBER 30, 2021	FOR THE PERIOD FROM AUGUST 25, 2020 (INCEPTION) TO SEPTEMBER 30, 2020
Cash Flows from Operating Activities:
Net loss	$(7,498,549)	$(683)
Adjustments to reconcile net income to net cash used in operating activities:
Interest earned on trust account	(34,922)	-
Change in fair value of warrant liabilities	6,154,000	-
Offering costs allocated to warrants	529,112	-
Changes in current assets and current liabilities:
Prepaid expenses	(389,509)	-
Franchise tax payable	150,000	-
Due to related party	83,226	-
Accounts payable and accrued expenses	121,740	(683)
Net cash used in operating activities	(884,902)	-

Cash Flows from Investing Activities:
Investment of cash into trust account	(230,000,000)	-
Net cash used in investing activities	(230,000,000)	-

Cash Flows from Financing Activities:
Proceeds from Initial Public Offering, net of underwriters’ discount	225,400,000	-
Proceeds from issuance of Private Placement Warrants	6,600,000	-
Repayment of promissory note to related party	(92,766)	-
Payments of offering costs	(347,411)	-
Net cash provided by financing activities	231,559,823	-

Net Change in Cash	674,921	-
Cash - Beginning	4,950	-
Cash - Ending	$679,871	$-

Supplemental Disclosure of Non-cash Financing Activities:
Initial value of Class A common stock subject to possible redemption	$230,000,000	$-
Initial value of warrant liabilities	$14,793,000	$-
Deferred underwriters’ discount payable charged to additional paid-in capital	$8,050,000	$-
Deferred offering costs paid by Sponsor	$-	$17,500
Deferred offering costs paid by Sponsor in exchange for issuance of Class B common stock	$-	$25,000
Deferred offering costs in accrued expenses	$-	$25,000

The accompanying notes are an integral part of the unaudited condensed financial statements.

VIRTUOSO ACQUISITION CORP.

NOTES TO CONDENSED FINANCIAL STATEMENTS

(UNAUDITED)

Note 1 - Organization and Business Operations

Organization and General

Virtuoso Acquisition Corp. (the “Company”) was incorporated in Delaware on August 25, 2020. The Company, formerly known as Virtucon Acquisition Corp., filed a Certificate of Amendment to their Certificate of Incorporation on November 3, 2020 changing its name to Virtuoso Acquisition Corp. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (“Business Combination”). The Company has not selected any specific business combination target and the Company has not, nor has anyone on its behalf, initiated any substantive discussions, directly or indirectly, with any business combination target.  The Company has selected December 31 as its fiscal year end. The Company’s sponsor is Virtucon Sponsor LLC, a Delaware limited liability company (the “Sponsor”).

As of September 30, 2021, the Company had not yet commenced any operations. All activity through September 30, 2021, relates to the Company’s formation and the Initial Public Offering (“IPO”) described below, and the search for a business combination target. The Company will not generate any operating revenues until after the completion of its initial business combination, at the earliest. The Company will generate non-operating income in the form of interest income on cash and cash equivalents from the proceeds derived from the IPO and gains or losses on the change in fair value of warrant liabilities.

Financing

The registration statement for the Company’s IPO was declared effective on January 21, 2021 (the “Effective Date”). On January 26, 2021, the Company consummated the IPO of 23,000,000 units (the “Units” and, with respect to the common stock included in the Units being offered, the “public share”), at $10.00 per Unit, generating gross proceeds of $230,000,000, which is discussed in Note 4.

Simultaneously with the closing of the IPO, the Company consummated the sale of 6,600,000 warrants (the “Private Placement Warrant”), at a price of $1.00 per Private Placement Warrant, which is discussed in Note 5.

Transaction costs amounted to $13,109,495 consisting of $4,600,000 of underwriting fee, $8,050,000 of deferred underwriting fee and $459,495 of other offering costs. Of the total transaction cost $529,112 was expensed as non-operating expenses in the condensed statement of operations with the remaining balance of $12,580,383 recorded as a component of stockholders’ equity. The transaction costs were allocated based on the relative fair value basis, compared to the total offering proceeds, between the fair value of the public warrant liabilities and the Class A common stock.

Trust Account

Following the closing of the IPO on January 26, 2021, an amount of $230,000,000 from the net proceeds of the sale of the Units in the IPO and the sale of the Private Placement Warrants was placed in a trust account (“Trust Account”) which is invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company. Except with respect to interest earned on the funds held in the trust account that may be released to the Company to pay its tax obligations, the proceeds from the IPO and the sale of the private placement units will not be released from the trust account until the earliest of (a) the completion of the Company’s initial business combination, (b) the redemption of any public shares properly submitted in connection with a stockholder vote to amend the Company’s amended and restated certificate of incorporation, and (c) the redemption of the Company’s public shares if the Company is unable to complete the initial business combination within 24 months from the closing of the IPO, subject to applicable law. The proceeds deposited in the trust account could become subject to the claims of the Company’s creditors, if any, which could have priority over the claims of the Company’s public stockholders.

Initial Business Combination

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the IPO, although substantially all of the net proceeds are intended to be generally applied toward consummating a business combination.

The Company’s business combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the Trust Account (as defined below) (net of taxes payable) at the time of the signing an agreement to enter into a business combination. However, the Company will only complete a business combination if the post-business combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. There is no assurance that the Company will be able to successfully effect a business combination.

The Company will provide its public stockholders with the opportunity to redeem all or a portion of their public shares upon the completion of the initial business combination either (i) in connection with a stockholder meeting called to approve the initial business combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a proposed initial business combination or conduct a tender offer will be made by the Company, solely in its discretion. The stockholders will be entitled to redeem their shares for a pro rata portion of the amount then on deposit in the Trust Account (initially $10.00 per share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations).

The shares of common stock subject to redemption is recorded at a redemption value and classified as temporary equity upon the completion of the IPO, in accordance with Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” In such case, the Company will proceed with a business combination if the Company has net tangible assets of at least $5,000,001 either immediately prior to or upon consummation of a business combination and, if the Company seeks stockholder approval, a majority of the issued and outstanding shares voted are voted in favor of the business combination.

The Company will have 24 months from the closing of the IPO (with the ability to extend with stockholder approval) to consummate a business combination (the “Combination Period”). However, if the Company is unable to complete a business combination within the Combination Period, the Company will redeem 100% of the outstanding public shares for a pro rata portion of the funds held in the Trust Account, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to the Company, divided by the number of then outstanding public shares, subject to applicable law and as further described in the registration statement, and then seek to dissolve and liquidate.

The Company’s Sponsor, officers and directors have agreed to (i) waive their redemption rights with respect to their founder shares, private placement shares and public shares in connection with the completion of the initial business combination, (ii) waive their redemption rights with respect to their founder shares and public shares in connection with a stockholder vote to approve an amendment to the Company’s amended and restated certificate of incorporation, and (iii) waive their rights to liquidating distributions from the trust account with respect to their founder shares and private placement shares if the Company fails to complete the initial business combination within the Combination Period.

The Company’s Sponsor has agreed that it will be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has entered into a written letter of intent, confidentiality or similar agreement or business combination agreement, reduce the amount of funds in the trust account to below the lesser of (i) $10.00 per public share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account, if less than $10.00 per share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the trust account (whether or not such waiver is enforceable) nor will it apply to any claims under the Company’s indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act. However, the Company has not asked its Sponsor to reserve for such indemnification obligations, nor has the Company independently verified whether its Sponsor has sufficient funds to satisfy its indemnity obligations and believe that the Company’s Sponsor’s only assets are securities of the Company. Therefore, the Company cannot assure that its Sponsor would be able to satisfy those obligations.

Going Concern Consideration

As of September 30, 2021, the Company had approximately $0.68 million in cash and working capital of approximately $0.63 million, which would be reduced by expenses incurred working on a business combination after the balance sheet date.

Until the consummation of a business combination, the Company will be using the funds not held in the Trust Account for identifying and evaluating prospective acquisition candidates, performing due diligence on prospective target businesses, paying for travel expenditures, selecting the target business to acquire, and structuring, negotiating and consummating the business combination. The Company may need to raise additional capital through loans or additional investments from its Sponsor, stockholders, officers, directors, or third parties. The Company’s officers, directors and Sponsor may, but are not obligated to, loan the Company funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion, to meet the Company’s working capital needs. Accordingly, the Company may not be able to obtain additional financing. If the Company is unable to raise additional capital, it may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing operations, suspending the pursuit of a potential transaction, and reducing overhead expenses.

These conditions raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time, which is considered to be one year from the issuance date of the financial statements. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

Risks and Uncertainties

On January 30, 2020, the World Health Organization (“WHO”) announced a global health emergency because of a new strain of coronavirus (the “COVID-19 outbreak”). In March 2020, the WHO classified the COVID-19 outbreak as a pandemic, based on the rapid increase in exposure globally. The full impact of the COVID-19 outbreak continues to evolve. The impact of the COVID-19 outbreak on the Company’s financial position will depend on future developments, including the duration and spread of the outbreak and related advisories and restrictions. These developments and the impact of the COVID-19 outbreak on the financial markets and the overall economy are highly uncertain and cannot be predicted. If the financial markets and/or the overall economy are impacted for an extended period, the Company’s financial position may be materially adversely affected. Additionally, the Company’s ability to complete an initial business combination may be materially adversely affected due to significant governmental measures being implemented to contain the COVID-19 outbreak or treat its impact, including travel restrictions, the shutdown of businesses and quarantines, among others, which may limit the Company’s ability to have meetings with potential investors or affect the ability of a potential target company’s personnel, vendors and service providers to negotiate and consummate an initial business combination in a timely manner. The Company’s ability to consummate an initial business combination may also be dependent on the ability to raise additional equity and debt financing, which may be impacted by the COVID-19 outbreak and the resulting market downturn.

Note 2 - Restatement of Previously Issued Financial Statements

In the Company’s previously issued financial statements, a portion of the public shares were classified as permanent equity to maintain stockholders’ equity greater than $5,000,000 on the basis that the Company will consummate its initial business combination only if the Company has net tangible assets of at least $5,000,001. Thus, the Company can only complete a merger and continue to exist as a public company if there is sufficient public shares that do not redeem at the merger and so the Company believed it was appropriate to classify the portion of its public shares required to keep its stockholders’ equity above the $5,000,000 threshold as "shares not subject to redemption."

However, in light of recent comment letters issued by the U.S. Securities and Exchange Commission (“SEC”) to several special purpose acquisition companies, management re-evaluated the Company’s application of ASC 480-10-S99 to its accounting classification of public shares. Upon re-evaluation, management determined that the public shares include certain provisions that require classification of the public shares as temporary equity regardless of the minimum net tangible asset required by the Company to complete its initial business combination.

In accordance with SEC Staff Accounting Bulletin No. 99, “Materiality,” and SEC Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements;” the Company evaluated the changes and has determined that the related impacts were material to any previously presented financial statements. Therefore, the Company, in consultation with its audit committee, concluded that its previously issued financial statements impacted should be restated to report all public shares as temporary equity. As such the Company is restating those periods in this quarterly report on the Form 10-Q (the “Quarterly Report”).

Impact of the Restatement

The impacts to the balance sheet as of January 26, 2021, the balance sheets as of March 31, 2021 and June 30, 2021, the statements of operations for the three months ended March 31 2021 and the three and six months ended June 30, 2021, the statements of changes in stockholders’ equity for the three months ended March 31, 2021 and for the three months ended June 30, 2021, and the Statements of Cash Flows for the three months ended March 31, 2021 and the six months ended June 30, 2021 is presented below:

	As Previously	Restatement
	Reported	Adjustment	As Restated
Balance Sheet as of January 26, 2021 (as revised in Footnote 2 to the Financial Statements included in the Company’s quarterly report on Form 10-Q for the quarterly period ended on March 31, 2021 and filed with the SEC on June 3, 2021 (“2021 Q1 Financials”))
Class A common stock, $0.0001 par value; stock subject to possible redemption at redemption value	$203,745,030	$26,254,970	$230,000,000
Stockholders’ equity (deficit):
Class A common stock - $0.0001 par value	263	(263)	-
Additional paid-in capital	5,550,750	(5,550,750)	-
Retained Earnings (Accumulated Deficit)	(551,585)	(20,703,957)	(21,255,542)
Total stockholders’ equity (deficit)	$5,000,003	$(26,254,970)	$(21,254,967)
Shares subject to possible redemption	20,374,503	2,625,497	23,000,000
Shares of Class A common stock issued and outstanding	2,625,497	(2,625,497)	-
Balance Sheet as of March 31, 2021 (per 2021 Q1 Financials)

Class A common stock, $0.0001 par value; stock subject to possible redemption at redemption value	$207,427,230	$22,572,770	$230,000,000
Stockholders’ equity (deficit):
Class A common stock - $0.0001 par value	226	(226)	-
Additional paid-in capital	1,823,586	(1,823,586)	-
Retained Earnings (Accumulated Deficit)	3,175,615	(20,748,958)	(17,573,343)
Total stockholders’ equity (deficit)	$5,000,002	$(22,572,770)	$(17,572,768)
Shares subject to possible redemption	20,742,723	2,257,277	23,000,000
Shares of Class A common stock issued and outstanding	2,257,277	(2,257,277)	-
Balance Sheet as of June 30, 2021 (per 2021 Q1 Financials included in the Company’s quarterly report on Form 10-Q for the quarterly period ended June 30, 2021 and filed with the SEC on August 17, 2021 (“2021 Q2 Financials”)

Class A common stock, $0.0001 par value; stock subject to possible redemption at redemption value	$186,539,280	$43,460,720	$230,000,000
Stockholders’ equity (deficit)
Class A common stock - $0.0001 par value	435	(435)	-
Additional paid-in-capital	22,711,327	(22,711,327)	-
Retained Earnings (Accumulated Deficit)	(17,712,334)	(20,748,958)	(38,461,292)
Total stockholders’ equity (deficit)	$5,000,003	$(43,460,720)	$(38,460,717)
Shares subject to possible redemption	18,653,928	4,346,072	23,000,000
Shares of Class A common stock issued and outstanding	4,346,072	(4,346,071)	-

Statement of Operations for the three months ended March 31, 2021 (per 2021 Q1 Financials)

Weighted average shares outstanding, Class A common stock subject to possible redemption	20,374,503	(3,763,392)	16,611,111
Basic and diluted net income per share, Class A common stock subject to possible redemption	$-	$0.14	$0.14
Weighted average shares outstanding, non-redeemable common stock	7,518,415	(1,768,415)	5,750,000
Basic and diluted net income per share, non-redeemable common stock	$0.42	$(0.28)	$0.14

Statement of Operations for the three months ended June 30, 2021 (per 2021 Q2 Financials)

Weighted average shares outstanding, Class A common stock subject to possible redemption	20,742,723	2,257,277	23,000,000
Basic and diluted net loss per share, Class A common stock subject to possible redemption	$-	$(0.73)	$(0.73)
Weighted average shares outstanding, non-redeemable common stock	8,007,277	(2,257,277)	5,750,000
Basic and diluted net loss per share, non-redeemable common stock	$(2.61)	$1.88	$(0.73)

Statement of Operations for the six months ended June 30, 2021 (per 2021 Q2 Financials)

Weighted average shares outstanding, Class A common stock subject to possible redemption	17,745,472	2,077,732	19,823,204
Basic and diluted net loss per share, Class A common stock subject to possible redemption	$-	$(0.69)	$(0.69)
Weighted average shares outstanding, non-redeemable common stock	7,827,732	(2,077,732)	5,750,000
Basic and diluted net loss per share, non-redeemable common stock	$(2.26)	$1.57	$(0.69)

Statement of Changes in Stockholders’ Equity for the three months ended March 31, 2021 (per 2021 Q1 Financials)

Sale of Units in Initial Public Offering, less fair value of public warrants, net of offering expenses, plus excess of cash received over initial fair value of private warrants	$209,226,617	$(209,226,617)	$-
Class A common stock subject to possible redemption	(207,427,230)	207,427,230	-
Excess of cash received over initial fair value of private warrants	-	1,122,000	1,122,000
Accretion of Class A common stock subject to possible redemption	$-	(21,895,383)	$(21,895,383)

Statement of Changes in Stockholders’ Equity for the three months ended June 30, 2021 (per 2021 Q2 Financials)

Class A common stock subject to possible redemption	$20,887,950	$(20,887,950)	$-

Statement of Cash Flows for the three months ended March 31, 2021 (per 2021 Q1 Financials)

Supplemental Disclosure of Non-cash Financing Activities:
Initial value of Class A common stock subject to possible redemption	$203,745,030	$26,254,970	$230,000,000
Change in value of Class A common stock subject to possible redemption	3,682,200	(3,682,200)	-

Statement of Cash Flows for the six months ended June 30, 2021 (per 2021 Q2 Financials)

Supplemental Disclosure of Non-cash Financing Activities:
Initial value of Class A common stock subject to possible redemption	$203,745,030	$26,254,970	$230,000,000
Change in value of Class A common stock subject to possible redemption	(17,205,750)	17,205,750	-

Note 3 – Basis of Presentation and Significant Accounting Policies

Basis of Presentation

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) for interim financial information and in accordance with the instructions to Form 10-Q and Article 8 of Regulation S-X of the SEC. Certain information or footnote disclosures normally included in financial statements prepared in accordance with US GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a complete presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited condensed financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented.

The accompanying unaudited condensed financial statements should be read in conjunction with the Company’s prospectus for its Initial Public Offering as filed with the SEC on January 26, 2021, as well as the Company’s Current Reports on Form 8-K. The interim results for the three and nine months ended September 30, 2021 are not necessarily indicative of the results to be expected for the year ending December 31, 2021 or for any future interim periods.

Emerging Growth Company Status

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, (the “Securities Act”), as modified by the Jumpstart our Business Startups Act of 2012, (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s condensed financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of condensed financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the condensed financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. As of September 30, 2021 and December 31, 2020, the Company had no cash equivalents.

Marketable Securities Held in Trust Account

At September 30, 2021, the Trust Account had $230,034,922 held in money market funds that invest in U.S. government securities and generally have a readily determinable fair value. The Company’s investments in money market funds are presented on the unaudited condensed balance sheet at fair value at the end of each reporting period Gains and losses resulting from the change in fair value of these money market funds is included in income from marketable securities held in the Trust Account in the accompanying unaudited condensed statement of operations. At September 30, 2021, the carrying value and fair value were the same.

At other times, the Company may hold U.S Treasury bills with a maturity of 185 days or less. The Company classifies its United States Treasury securities as held-to-maturity in accordance with Financial Accounting Standards Board (FASB) ASC Topic 320 “Investments - Debt and Equity Securities.” Held-to-maturity securities are those securities which the Company has the ability and intent to hold until maturity. Held-to-maturity treasury securities are recorded at amortized cost and adjusted for the amortization or accretion of premiums or discounts.

A decline in the market value of held-to-maturity securities below cost that is deemed to be other than temporary, results in an impairment that reduces the carrying costs to such securities’ fair value. The impairment is charged to earnings and a new cost basis for the security is established. To determine whether an impairment is other than temporary, the Company considers whether it has the ability and intent to hold the investment until a market price recovery and considers whether evidence indicating the cost of the investment is recoverable outweighs evidence to the contrary. Evidence considered in this assessment includes the reasons for the impairment, the severity and the duration of the impairment, changes in value subsequent to year-end, forecasted performance of the investee, and the general market condition in the geographic area or industry the investee operates in.

Premiums and discounts are amortized or accreted over the life of the related held-to-maturity security as an adjustment to yield using the effective-interest method. Such amortization and accretion is included in the “interest income” line item in the statements of operations. Interest income is recognized when earned. The Company held no U.S Treasury Securities at September 30, 2021.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. At September 30, 2021, the Company has not experienced losses on this account.

Common Stock Subject to Possible Redemption

All of the Class A common stock sold as part of the Units in the Public Offering contain a redemption feature which allows for the redemption of such public shares in connection with the Company’s liquidation, if there is a stockholder vote or tender offer in connection with the Business Combination and in connection with certain amendments to the Company’s second amended and restated certificate of incorporation. In accordance with SEC and its staff’s guidance on redeemable equity instruments, which has been codified in ASC 480-10-S99, redemption provisions not solely within the control of the Company require common stock subject to redemption to be classified outside of permanent equity. Ordinary liquidation events, which involve the redemption and liquidation of all of the entity’s equity instruments, are excluded from the provisions of ASC 480. Accordingly, all shares of Class A common stock subject to possible redemption are presented as temporary equity, outside of the stockholders’ equity section of the Company’s condensed balance sheets.

The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable common stock to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of redeemable common stock are affected by charges against additional paid in capital and accumulated deficit.

Net Income (Loss) per Common Share

The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, Earnings Per Share. Net loss per share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period. The Company has two classes of shares, Class A common stock and Class B common stock. Earnings and losses are shared pro rata between the two classes of shares. The Company’s condensed statement of operations applies the two-class method in calculating net income per share. Basic and diluted net income per common share for Class A common stock and Class B common stock is calculated by dividing net income attributable to the Company by the weighted average number of shares of Class A common stock and Class B common stock outstanding, allocated proportionally to each class of common stock.

The Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into common stock and then share in the earnings of the Company. As a result, diluted income per share is the same as basic income per share for the period presented.

Reconciliation of Net Income (Loss) per Common Share

The Company’s net income (loss) is adjusted for the portion of net income (loss) that is allocable to each class of common stock. The allocable net income is calculated by multiplying net income by the ratio of weighted average number of shares outstanding attributable to Class A and Class B common stock to the total weighted average number of shares outstanding for the period. Accordingly, basic and diluted income per common share is calculated as follows:

	Three Months Ended September 30, 2021	Nine Months Ended September 30, 2021	The Period from August 25, 2020 (inception) to September 30, 2020
Class A Common Stock
Allocation of net income (loss) to Class A common stock subject to possible redemption	$8,170,422	$(5,880,285)	$-
Basic and diluted weighted average shares outstanding, Class A common stock	23,000,000	20,893,773	-
Basic and diluted net income (loss) per share	$0.36	$(0.28)	$-

Class B Common Stock
Allocation of net income (loss) to Class B common stock	$2,042,611	$(1,618,264)	$(683)
Basic and diluted weighted average shares outstanding, Class B common stock	5,750,000	5,750,000	3,450,000
Basic and diluted net income (loss) per share	$0.36	$(0.28)	$(0.00)

Offering Costs

The Company complies with the requirements of the ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A - “Expenses of Offering”. Offering costs totaling $13,109,495, consisting of $4,600,000 of underwriting fees, $8,050,000 of deferred underwriting fees and $459,495 of other offering costs are related to the Public Offering. Of the total offering costs, $529,112 was expensed as non-operating expenses in the condensed statement of operations with the remaining balance of $12,580,383 recorded as a component of stockholders’ equity.

The transaction costs were allocated based on the relative fair value basis, compared to the total offering proceeds, between the fair value of the public warrant liabilities and the Class A common stock.

Warrant liabilities

The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks. The Company evaluates all of its financial instruments, including issued stock purchase warrants, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives, pursuant to ASC 480 and ASC 815-15. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period.

The Company accounts for its 18,100,000 common stock warrants issued in connection with its Initial Public Offering (11,500,000) and Private Placement (6,600,000) as warrant liabilities in accordance with ASC 815-40. Accordingly, the Company recognizes the warrant instruments as liabilities at fair value and adjusts the instruments to fair value at each reporting period. The liabilities are subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized in the Company’s statement of operations. The Company utilized a Monte Carlo simulation model for the initial valuation of the Public Warrants. The subsequent measurement of the Public Warrants as of September 30, 2021 used the observable market quote in the active market. The Company utilizes a Modified Black-Scholes model to value the Private Placement Warrants for the initial valuation and at September 30, 2021.

Fair Value of Financial Instruments

The Company applies ASC Topic 820, Fair Value Measurement (“ASC 820”), which establishes a framework for measuring fair value and clarifies the definition of fair value within that framework. ASC 820 defines fair value as an exit price, which is the price that would be received for an asset or paid to transfer a liability in the Company’s principal or most advantageous market in an orderly transaction between market participants on the measurement date. The fair value hierarchy established in ASC 820 generally requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. Observable inputs reflect the assumptions that market participants would use in pricing the asset or liability and are developed based on market data obtained from sources independent of the reporting entity. Unobservable inputs reflect the entity’s own assumptions based on market data and the entity’s judgments about the assumptions that market participants would use in pricing the asset or liability and are to be developed based on the best information available in the circumstances.

The carrying amounts reflected in the balance sheet for cash, prepaid expenses and accounts payable and accrued expenses approximate fair value due to their short-term nature.

Level 1 - Assets and liabilities with unadjusted, quoted prices listed on active market exchanges. Inputs to the fair value measurement are observable inputs, such as quoted prices in active markets for identical assets or liabilities.

Level 2 - Inputs to the fair value measurement are determined using prices for recently traded assets and liabilities with similar underlying terms, as well as direct or indirect observable inputs, such as interest rates and yield curves that are observable at commonly quoted intervals.

Level 3 - Inputs to the fair value measurement are unobservable inputs, such as estimates, assumptions, and valuation techniques when little or no market data exists for the assets or liabilities.

Income Taxes

The Company accounts for income taxes under ASC 740 Income Taxes (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s condensed financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim period, disclosure and transition.

The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of September 30, 2021. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company has identified the United States as its only “major” tax jurisdiction.

The Company may be subject to potential examination by federal and state taxing authorities in the areas of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with federal and state tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

Recent Accounting Standards

In August 2020, the FASB issued the Accounting Standards Update (“ASU”) 2020-06, Debt-Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging-Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (“ASU 2020-06”), which simplifies accounting for convertible instruments by removing major separation models required under current GAAP. The ASU also removes certain settlement conditions that are required for equity-linked contracts to qualify for scope exception, and it simplifies the diluted earnings per share calculation in certain areas. ASU 2020-06 is effective January 1, 2022 and should be applied on a full or modified retrospective basis, with early adoption permitted beginning on January 1, 2021. The Company is currently assessing the impact, if any, that ASU 2020-06 would have on its financial position, results of operations or cash flows.

Management does not believe that any other recently issued, but not effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

Note 4 - Initial Public Offering

Pursuant to the Initial Public Offering, the Company sold 23,000,000 Units, (at a price of $10.00 per Unit. Each Unit consists of one share of Class A Common Stock, par value $0.0001 per share one-half of one redeemable warrant (“Public Warrant”). Each whole Public Warrant entitles the holder to purchase one share of Class A Common Stock at a price of $11.50 per share.

Warrants

Each whole warrant entitles the holder to purchase one share of the Company’s Class A common stock at a price of $11.50 per share, subject to adjustment as discussed herein. In addition, if (x) the Company issues additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of its initial business combination at an issue price or effective issue price of less than $9.20 per share of Class A common stock (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Company’s Sponsor or its affiliates, without taking into account any founder shares held by the Company’s Sponsor or its affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial business combination on the date of the consummation of the initial business combination (net of redemptions), and (z) the volume weighted average trading price of the Company’s common stock during the 20 trading day period starting on the trading day prior to the day on which the Company consummates the initial business combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price described below under “Redemption of warrants” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price. The warrants will become exercisable on the later of 12 months from the closing of this offering or 30 days after the completion of its initial business combination, and will expire five years after the completion of the Company’s initial business combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any shares of Class A common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of Class A common stock underlying the warrants is then effective and a prospectus relating thereto is current. No warrant will be exercisable and the Company will not be obligated to issue shares of Class A common stock upon exercise of a warrant unless Class A common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In no event will the Company be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the share of Class A common stock underlying such unit.

Once the warrants become exercisable, the Company may call the warrants for redemption for cash:

●	in whole and not in part;

●	at a price of $0.01 per warrant;

●	upon not less than 30 days’ prior written notice of redemption to each warrant holder (the “30-day redemption period”); and

●	if, and only if, the closing price of the common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period commencing once the warrants become exercisable and ending three business days before the Company sends to the notice of redemption to the warrant holders.

If the Company calls the warrants for redemption as described above, the management will have the option to require any holder that wishes to exercise its warrant to do so on a “cashless basis.” If the management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.

Note 5 - Private Placement Warrants

Simultaneously with the closing of the IPO, the Sponsor purchased an aggregate of 6,600,000 Private Placement Warrants at a price of $1.00 per warrant ($6,600,000 in the aggregate), each Private Placement Warrant is exercisable to purchase one share of Class A common stock at a price of $11.50 per share. A portion of the purchase price of the Private Placement Warrants was added to the proceeds from this offering to be held in the Trust Account.

The private placement warrants will be non-redeemable and exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees. If the private placement warrants are held by holders other than the Sponsor or its permitted transferees, the private placement warrants will be redeemable by the Company and exercisable by the holders on the same basis as the warrants included in the units being sold in this offering.

The Company’s Sponsor has agreed to (i) waive its redemption rights with respect to its founder shares and public shares in connection with the completion of the Company’s initial business combination, (ii) waive its redemption rights with respect to its founder shares and public shares in connection with a stockholder vote to approve an amendment to the Company’s amended and restated certificate of incorporation (A) to modify the substance or timing of the Company’s obligation to offer redemption rights in connection with any proposed initial business combination or certain amendments to the Company’s charter prior thereto or to redeem 100% of the Company’s public shares if the Company does not complete its initial business combination within 24 months from the closing of this offering or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, (iii) waive its rights to liquidating distributions from the trust account with respect to its founder shares if the Company fails to complete its initial business combination within 24 months from the closing of this offering, and (iv) not sell any of its founder shares or public shares to the Company in any tender offer the Company undertakes in connection with a proposed initial business combination. In addition, the Company’s Sponsor has agreed to vote any founder shares held by them and any public shares purchased during or after this offering (including in open market and privately negotiated transactions) in favor of the Company’s initial business combination.

Note 6 - Related Party Transactions

Founder Shares

On August 28, 2020 the Sponsor purchased 3,450,000 shares of Class B common stock (the “Founder Shares”) valued at $25,000, or approximately $0.007 per share, by paying certain deferred offering cost on behalf of the company. On December 28, 2020, the Company effected a dividend of 0.5 of a share of Class B common stock for each Founder Share of Class B common stock, resulting in 5,175,000 shares outstanding. On January 21, 2021, the Company effected a 1.1111 for 1 stock dividend for each Founder Share of Class B common stock outstanding, resulting in our Sponsor holding an aggregate of 5,750,000 founder shares including 750,000 Founder Shares that are subject to forfeiture for no consideration to the extent that the underwriter’s over-allotment option is not exercised in full or in part. On January 26, 2021, the underwriter exercised the full over-allotment option and therefore the 750,000 Founder Shares are no longer subject to forfeiture.

The Sponsor has agreed that, subject to certain limited exceptions, the Founder Shares will not be transferred, assigned, sold or released from escrow until the earlier of (A) one year after the completion of a Business Combination or (B) subsequent to a Business Combination. Notwithstanding the foregoing, if the last reported sale price of the shares of our Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after a Business Combination, the converted Class A common stock will be released from the lock-up.

Promissory Note - Related Party

On September 2, 2020, the Company issued an unsecured promissory note to the Sponsor, pursuant to which the Company may borrow up to an aggregate principal amount of $300,000 to be used for a portion of the expenses of the IPO. This loan is non-interest bearing, unsecured and due on the earlier of (a) March 31, 2021 or (b) the closing of the IPO. The loan was repaid in full at the IPO on January 26, 2021. As of September 30, 2021 and December 31, 2020, the balance in the promissory was $0 and $92,766, respectively.

Administrative Support Agreement

Commencing on January 21, 2021, the Company has agreed to pay the Sponsor a total of $10,000 per month for office space and administrative support services. Upon completion of the Initial Business Combination or the Company’s liquidation, the Company will cease paying these monthly fees. For the three and nine months ended September 30, 2021, the Company had incurred and recorded $30,000 and $83,226, respectively, of administrative support expense, which is accrued as payable to the Sponsor.

Working Capital Loans

In order to finance transaction costs in connection with a Business Combination, the initial stockholders or an affiliate of the initial stockholders or certain of the Company’s directors and officers may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of such Working Capital Loans may be convertible into warrants of the post-Business Combination entity at a price of $1.00 per warrant. The warrants would be identical to the Private Placement Warrants. As of September 30, 2021 and December 31, 2020, no working capital loans have been issued.

Note 7 - Commitments & Contingencies

Registration Rights

The holders of the founder shares, private placement warrants, and warrants that may be issued upon conversion of working capital loans will have registration rights to require the Company to register a sale of any of its securities held by them pursuant to a registration rights agreement to be signed prior to or on the effective date of this offering. These holders will be entitled to make up to three demands, excluding short form registration demands, that the Company registers such securities for sale under the Securities Act. In addition, these holders will have “piggy-back” registration rights to include their securities in other registration statements filed by the Company.

Underwriters Agreement

On January 26, 2021, the Company paid a fixed underwriting discount of $0.20 per Unit, or $4,600,000 in the aggregate. Additionally, a deferred underwriting discount of $0.35 per Unit, or $8,050,000 in the aggregate, will be payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes an initial Business Combination, subject to the terms of the underwriting agreement. As of September 30, 2021, $8,050,000 was accrued as a liability for this agreement.

Note 8 - Stockholder’s Equity

Preferred Stock - The Company is authorized to issue a total of 1,000,000 shares of preferred stock at par value of $0.0001 each. At September 30, 2021, there were no shares of preferred stock issued or outstanding.

Class A Common Stock - The Company is authorized to issue a total of 100,000,000 shares of Class A common stock at par value of $0.0001 each. At September 30, 2021 and December 31, 2020, there were no shares issued and outstanding (excluding 23,000,000 and 0 shares subject to possible redemption), respectively.

Class B Common Stock - The Company is authorized to issue a total of 10,000,000 shares of Class B common stock at par value of $0.0001 each. At September 30, 2021 and December 31, 2020, there were 5,750,000 shares of Class B common stock issued or outstanding.

The Company’s initial stockholders have agreed not to transfer, assign or sell their founder shares until the earlier to occur of (A) one year after the completion of the Company’s initial business combination or (B) subsequent to the Company’s initial business combination, (x) if the last reported sale price of the Company’s Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Company’s initial business combination, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of its stockholders having the right to exchange their shares of common stock for cash, securities or other property.

The shares of Class B common stock will automatically convert into shares of the Company’s Class A common stock at the time of its initial business combination on a one-for-one basis, subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like, and subject to further adjustment as provided herein. In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts offered in this prospectus and related to the closing of the initial business combination, the ratio at which shares of Class B common stock shall convert into shares of Class A common stock will be adjusted (unless the holders of a majority of the outstanding shares of Class B common stock agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as-converted basis, 20% of the sum of the total number of all shares of common stock outstanding upon the completion of this offering plus all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with the initial business combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in the initial business combination and any private placement-equivalent warrants issued to the Sponsor or its affiliates upon conversion of loans made to the Company).

Holders of the Class A common stock and holders of the Class B common stock will vote together as a single class on all matters submitted to a vote of the Company’s stockholders, with each share of common stock entitling the holder to one vote.

Note 9 - Fair Value Measurements

The following table presents information about the Company’s assets that are measured at fair value on a recurring basis at September 30, 2021 and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

		Quoted	Significant	Significant
		Prices In	Other	Other
		Active	Observable	Unobservable
	September 30,	Markets	Inputs	Inputs
	2021	(Level 1)	(Level 2)	(Level 3)
Description
Warrant liabilities - Public warrants	$13,225,000	$13,225,000	$-	$-
Warrant liabilities - Private warrants	7,722,000	-	-	7,722,000
Total	$20,947,000	$13,225,000	$-	7,722,000

The Company utilized a Monte Carlo simulation model for the initial valuation of the Public Warrants. The Public Warrants transferred to Level 1 when they began trading separately on March 15, 2021. The subsequent measurement of the Public Warrants as of September 30, 2021, is classified as Level 1 due to the use of an observable market quote in an active market.

The Company utilizes a Modified Black-Scholes model to value the Private Placement Warrants at each reporting period, with changes in fair value recognized in the statement of operations. The estimated fair value of the Private Placement warrant liability is determined using Level 3 inputs. Inherent in a binomial options pricing model are assumptions related to expected share-price volatility, expected life, risk-free interest rate and dividend yield. The Company estimates the volatility of its common stock based on historical volatility that matches the expected remaining life of the warrants. The risk-free interest rate is based on the U.S. Treasury zero-coupon yield curve on the grant date for a maturity similar to the expected remaining life of the warrants. The expected life of the warrants is assumed to be equivalent to their remaining contractual term. The dividend rate is based on the historical rate, which the Company anticipates to remain at zero.

The aforementioned warrant liabilities are not subject to qualified hedge accounting.

There were no transfers between Levels 1, 2 or 3 during the nine months ended September 30, 2021, other than the transfer of Public warrants liabilities from Level 3 to Level 1

The following table provides a reconciliation of changes in fair value of the beginning and ending balances for our liabilities classified as Level 3:

Warrant
Liability
Fair value at December 31, 2020	$-
Initial value of public and private warrant liabilities	14,793,000
Public warrants transferred to level 1	(6,900,000)
Change in fair value of private warrant liabilities	3,855,000
Fair Value at June 30, 2021	$11,748,000
Change in fair value of private warrant liabilities	(4,026,000)
Fair Value at September 30, 2021	$7,722,000

The following table provides quantitative information regarding Level 3 fair value measurements:

	At
	January 26,
	2021 (Initial	At September 30,
	Measurement)	2021
Stock price	$9.59	$9.91
Strike price	$11.50	$11.50
Term (in years)	6.53	5.84
Volatility	14.7%	15.83%
Risk-free rate	0.71%	1.12%
Dividend yield	0.0%	0.0%

Note 10 – Pending Merger

On May 28, 2021, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Wejo Group Limited, a company incorporated under the laws of Bermuda (the “Wejo Group”), Yellowstone Merger Sub, Inc., a Delaware corporation and direct, wholly-owned Subsidiary of the Company (“Merger Sub”), Wejo Bermuda Limited, a Bermuda private company limited by shares, (“Limited”), and Wejo Limited, a private limited company incorporated under the laws of England and Wales (“Wejo”). Pursuant to the Merger Agreement, the parties thereto will enter into a business combination transaction (the “Business Combination”) pursuant to which, among other things, (i) Merger Sub will merge with and into the Company, with the Company being the surviving corporation in the merger and a direct, wholly-owned subsidiary of the Wejo Group (the “Merger”, and together with the transactions contemplated by the Merger Agreement and the other related agreements entered into in connection therewith, the “Transactions”); and (ii) all Wejo shares will be purchased by the Wejo Group in exchange for common shares of the Wejo Group, par value $0.001 (the “Wejo Group Common Shares”). The proposed Business Combination is expected to be consummated after the required approval by the stockholders of the Company and the satisfaction of certain other conditions.

Consummation of the Business Combination is subject to customary conditions, representations, warranties and covenants in the Merger Agreement, including, among others, approval by our stockholders, the effectiveness of a registration statement to be filed with the SEC in connection with the Business Combination, and other customary closing conditions, including the receipt of certain regulatory approvals.

On July 16, 2021, Wejo Group filed the registration on Form S-4 with the SEC, which includes the preliminary proxy statement to be distributed to holders of the Company’s common stock in connection with the Company’s solicitation for proxies for the vote by the Company’s stockholders in connection with the proposed business combination and other matters as described in the registration statement on Form S-4, as well as a prospectus of Wejo Group relating to the offer of the securities to be issued in connection with the completion of the business combination. After the Form S-4 has been declared effective by the SEC, the definitive proxy statement/prospectus will be mailed to the Company’s stockholders as of a record date to be disclosed for voting on the proposed business combination. The Business Combination is expected to close in the fourth quarter of 2021.

In connection with the execution of the Merger Agreement, the Company and Wejo Group entered into certain subscription agreements (the “Subscription Agreements”) with certain investors pursuant to which, Wejo Group has agreed to issue and sell to the PIPE Investors, in the aggregate, $100 million of Wejo Group Common Shares at a purchase price of $10.00 per share. On June 25, 2021, additional strategic investors (collectively with all other investors who entered into Subscription Agreements, the “PIPE Investors”) entered into Subscription Agreements purchasing an incremental $25 million of Wejo Group Common Shares on substantially the same terms as other PIPE Investors, for a total investment in Wejo Group Common Shares of $125 million (the “PIPE Investment”). The closing of the PIPE Investment is conditioned on all conditions set forth in the Merger Agreement having been satisfied or waived and other customary closing conditions, and it is expected that the Transactions will be consummated immediately following the closing of the PIPE Investment. The funds from the PIPE Investment will be used to partially satisfy the $175.0 million minimum cash condition in the Merger Agreement. Additionally, it is anticipated that the remaining $50.0 million needed to satisfy the minimum cash condition of the Merger Agreement will be from the funds to be released from the Trust Account that are not used for the redemption of the Company’s shares. The Subscription Agreements will terminate upon the earliest to occur of (i) the termination of the Merger Agreement, (ii) the mutual written agreement of the parties thereto, (iii) Wejo Group’s notification to the PIPE Investor in writing that it has abandoned its plans to move forward with the Transactions and/or terminates the PIPE Investor’s obligation’s with respect to the subscription without the delivery of shares having occurred, (iv) if conditions to the closing are not satisfied at or are not capable of being satisfied on or prior to closing and the transactions contemplated by the subscription agreement are not consummated at closing, or (v) the closing has not occurred by March 31, 2022.

On October 22, 2021, the SEC declared Wejo Group’s registration statement on Form S-4 effective and the Company filed its definitive proxy statement/prospectus relating to the Business Combination. See Note 11 for additional information.

We have received four demand letters from putative stockholders of Virtuoso dated August 6, 2021, October 29, 2021, November 3, 2021, and November 4, 2021 (together, the “Demands”) generally alleging that the proxy statement/prospectus forming part of the registration statement on Form S-4 that Wejo Group filed with the SEC on July 16, 2021, as amended on October 22, 2021, omits material information with respect to our proposed business combination with Wejo. The Demands seek the issuance of corrective disclosures in an amendment or supplement to the proxy statement/prospectus. We additionally received an unfiled complaint from one of the putative stockholders, which was enclosed with the demand letter dated October 29, 2021 (the “Draft Complaint”). The Draft Complaint generally alleges that the proxy statement/prospectus is materially incomplete and misleading, and asserts claims under Sections 14(a) and 20(a) of the Exchange Act against the Company and the Company’s Board of Directors. The Draft Complaint seeks, among other things, an order enjoining the proposed business combination, damages, and an award of attorneys’ fees (see Note 11).

Note 11 – Subsequent Events

On October 22, 2021, the SEC declared effective Wejo Group’s registration on Form S-4. The Company filed its definitive proxy statement/prospectus providing for a meeting on November 16, 2021 on which the shareholders of record as of October 14, 2021 will consider and vote upon (i) the approval of the Business Combination, including the adoption of the Merger Agreement, the issuance of the Virtuoso Class C Common Stock and the other transactions contemplated by the Merger Agreement and related agreements described in definitive proxy statement/prospectus, (ii) the adoption of the Second Amended and Restated Certificate of Incorporation in the form attached as Annex B of the definitive proxy statement/prospectus; and (iii) on a non-binding advisory basis, certain governance provisions of the Wejo Group Bye-laws. The Business Combination is expected to close on or about November 18, 2021.

On November 10, 2021, each of Apollo A-N Credit Fund (Delaware), L.P., Apollo Atlas Master Fund, LLC, Apollo Credit Strategies Master Fund Ltd., Apollo PPF Credit Strategies, LLC and Apollo SPAC Fund I, L.P. (each a “Seller”) entered into an agreement, on a several and not joint basis, with Wejo Group (the “Forward Purchase Agreement”) for an OTC Equity Prepaid Forward Transaction (the “Forward Purchase Transaction”). Each Seller intends, but is not obligated, to purchase shares of our Class A common stock (the “VOSO Shares”) from holders of VOSO Shares, including holders (other than the Company or affiliates of the Company) who have redeemed VOSO Shares or indicated an interest in redeeming VOSO Shares pursuant to the redemption rights set forth in Company’s Certificate of Incorporation in connection with the Business Combination (such redeemed or redeeming holders, the “Redeeming Holders”). Pursuant to the terms of the Forward Purchase Agreement, each Seller has agreed to waive any redemption rights with respect to any such VOSO Shares purchased from the Redeeming Holders in connection with the Business Combination.

Subject to certain termination provisions, the Forward Purchase Agreement provides that on the 2-year anniversary of the effective date of the Forward Purchase Transaction (the “Maturity Date”), each Seller will sell to Wejo the number of shares purchased by such Seller (up to a maximum of 7,500,000 shares across all Sellers) of VOSO Shares (or any shares received in a share-for-share exchange pursuant to the Business Combination) (the “FPA Shares”) at a price equal to the per share redemption price of VOSO Shares calculated pursuant to Section 9.2 of Virtuoso’s Certificate of Incorporation (the “Forward Price”). In consideration for such sale, one business day following the closing of the Business Combination, such Seller will be paid an amount equal to the Forward Price multiplied by the number of FPA Shares underlying the Transaction between such Seller and Wejo (the “Prepayment Amount”).

At any time, and from time to time, after the closing of the Business Combination, each Seller may sell FPA Shares at its sole discretion in one or more transactions, publicly or privately and, in connection with such sales, terminate the Forward Purchase Transaction in whole or in part in an amount corresponding to the number of FPA Shares sold (the “Terminated Shares”) with notice required to Wejo Group within one business day following any such sale. On the settlement date of any such early termination, such Seller will pay to Wejo Group a pro rata portion of the Prepayment Amount representing the Forward Price for the Terminated Shares. At the Maturity Date, each Seller will transfer any remaining FPA Shares to Wejo Group in satisfaction of its obligations under the Forward Purchase Agreement.

Wejo Group may deliver a written notice to each Seller requesting partial settlement of the transaction subject to there being a remaining percentage of the FPA Shares (the “Excess Shares”) that has not become Terminated Shares within a six month or one year period. The amount paid in such early settlement to Wejo Group is equal to the lesser of (i) the number of such Excess Shares sold in the early settlement multiplied by the Forward Price and (ii) the net sale proceeds received by such Seller for such Excess Shares sold in the early settlement. In certain circumstances, Wejo Group may also request that each Seller transfers such Excess Shares to a designee of Wejo Group rather than selling such shares in the market.

Also on November 10, 2021, the Company and Wejo Group entered into one additional subscription agreement (“Additional Subscription Agreement”) with an investor (“Additional Investor”), pursuant to which the Company and Wejo Group agreed to sell to the Additional Investor an additional aggregate amount of $3.5 million of Company Common Shares at a purchase price of $10.00 per share. The Additional Subscription Agreement has substantially the same terms as the previously announced Subscription Agreements. With the Additional Subscription Agreement, the PIPE Investment is now 128.5 million.

We have received four demand letters from putative stockholders of Virtuoso dated August 6, 2021, October 29, 2021, November 3, 2021, and November 4, 2021 (together, the “Demands”) generally alleging that the proxy statement/prospectus forming part of the registration statement on Form S-4 that Wejo Group filed with the SEC on July 16, 2021, as amended on October 22, 2021, omits material information with respect to our proposed business combination with Wejo. The Demands seek the issuance of corrective disclosures in an amendment or supplement to the proxy statement/prospectus. We additionally received an unfiled complaint from one of the putative stockholders, which was enclosed with the demand letter dated October 29, 2021 (the “Draft Complaint”). The Draft Complaint generally alleges that the proxy statement/prospectus is materially incomplete and misleading, and asserts claims under Sections 14(a) and 20(a) of the Exchange Act against the Company and the Company’s Board of Directors. The Draft Complaint seeks, among other things, an order enjoining the proposed business combination, damages, and an award of attorneys’ fees.

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Based upon this review, the Company did not identify any other subsequent events that would have required adjustment or disclosure in the financial statements other than those provided above.